                                                                     Exhibit 2.2
                                                                     -----------

                               Articles of Merger

     First: Clinical Associates, P.A. ("Clinical Associates") and Flagship Health II, P.A. (hereinafter sometimes referred to as the "Terminating Corporation"), each a Maryland Professional Corporation, each agree that the Terminating Corporation shall merge with and into Clinical Associates and that Clinical Associates shall be the surviving corporation in such merger (the "Merger").

     Second: Clinical Associates was incorporated in Maryland on April 13, 1972, and the Terminating Corporation was incorporated in Maryland on August 1, 1997; the principal office of Clinical Associates in Maryland is located in the City of Towson, and the principal office of the Terminating Corporation in Maryland is located in the City of Baltimore; and the Terminating Corporation owns an interest in land in the county or counties set forth in Schedule I hereto.

     Third: The terms and conditions of the Merger set forth herein were advised, authorized and approved by Clinical Associates in the manner and by the vote required by its charter and the provisions of Maryland General Corporation Law, and the Merger was approved in the manner hereinafter set forth.

     Fourth: The Merger was duly advised, authorized and approved by the Board of Directors of Clinical Associates in the following manner: The Clinical Associates Board of Directors adopted a resolution declaring that the Merger of the Terminating Corporation into Clinical Associates is advisable substantially upon the terms and conditions set forth or referred to in the resolution. The resolution of the Clinical Associates Board of Directors was adopted at a meeting of the Board of Directors held on July 30, 1997.

     Fifth: The Merger and the terms and conditions were duly approved by the Clinical Associates stockholders in the following manner: The stockholders entitled to vote thereon approved the same at a meeting of the stockholders held on July 30, 1997.

     Sixth: The terms and conditions of the Merger set forth herein were advised, authorized and approved by the Terminating Corporation in the manner and by the vote required by its charter and the provisions of Maryland General Corporation Law, and the Merger was approved in the manner hereinafter set forth.

     Seventh: The Merger was duly advised, authorized and approved by the Director of the Terminating Corporation by adopting a resolution to merge itself with and into Clinical Associates, with Clinical Associates being the surviving corporation, substantially upon the terms and conditions set forth or referred to in the resolution. The resolution of the Director of the Terminating Corporation was adopted by a written consent dated August 1, 1997 and signed by the sole member of the Board of Directors acting without a meeting.

     Eighth: The Merger and the terms and conditions were duly approved by the stockholder of the Terminating Corporation in the following manner: the sole stockholder entitled to vote thereon approved the same without a meeting by a written consent dated August 1, 1997 by the sole stockholder.

     Ninth: Prior to Merger, the total number of shares of stock of all classes which Clinical Associates has authority to issue is 100,000 shares of Common Stock, par value $1.00 per share ("Clinical Associates Common Stock"), and the aggregate par value of all such shares of stock of Clinical Associates is $100,000.00.

     Upon and after the Merger, the total number of shares which Clinical Associates shall have authority to issue is 1,000 shares of Clinical Associates Common Stock, $5.00 par value.

     Tenth: The total number of shares which the Terminating Corporation has authority to issue is 1,000 shares of Common Stock, $5.00 par value (the "Terminating Corporation Common Stock"), the aggregate par value of all such shares of stock of the Terminating Corporation is $5,000.

     Eleventh:  In the Merger:

     (a) Each share of the Clinical Associates Common Stock and each outstanding option to acquire Clinical Associates Common Stock shall be canceled and retired. The stockholders of Clinical Associates shall receive in aggregate 4,800,000 shares of Class A Common Stock of Physicians Quality Care, Inc. ("PQC Common Stock") and $3,000,000 cash, based on the valuation of Clinical Associates of $17,000,000 and the valuation of PQC Common Stock as worth $3.00 per share, both valuations having been agreed to by the Board of Directors and stockholders of each of the Terminating Corporation and Clinical Associates.

     (b) By operation of the Merger and without any action on the part of the shareholders of either Clinical Associates or the Terminating Corporation, all shares of the Terminating Corporation Common Stock outstanding upon the Effective Time of the Merger will be canceled.

     (c) The stockholder of the Terminating Corporation shall receive 1,000 shares of Clinical Associates Common Stock, which shall constitute all of the issued and outstanding capital stock of Clinical Associates.

     Twelfth: The effective date of the Merger shall be December 2, 1997 (the "Effective Time").

     Thirteenth: Upon the Effective Time of the Merger, the Charter and Bylaws of the Terminating Corporation shall be the Charter and Bylaws of the surviving corporation and shall not be amended in any manner as a result of this Merger.

     IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of the Terminating Corporation by its President, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties of perjury that the matters and facts set forth thereon with respect to authorization and approval of said Merger are true in all material respects to the best of his/her knowledge, information and belief, and these Articles of Merger are hereby signed for and on behalf of Clinical Associates by its President, who does hereby state under the penalties of perjury that the matters and facts stated therein with respect to authorization and approval of said Merger are true in all material respects to the best of her knowledge, information and belief.

                              Flagship Health II, P.A.


                              /s/ Dana Frank, M.D.
                              ----------------------------------------------
                              Dana Frank, M.D.
                              President

Attest:


/s/ Kathleen K. Kaminski
-------------------------
Secretary


                              Clinical Associates, P.A.


                              /s/ Richard Maffezzoli, M.D.
                              ---------------------------------------------
                              Name:  Richard Maffezzoli, M.D.
                              Title:          President

Attest:


/s/ B. Rosenberg, M.D.
-------------------------
Secretary

     THE UNDERSIGNED, Richard Maffezzoli, M.D., who executed on behalf of Clinical Associates, P.A. the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges in the name of and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Richard Maffezzoli, M.D.
                                            ------------------------------------
                                            By:   Richard Maffezzoli, M.D.


     THE UNDERSIGNED, Dana Frank, M.D., who executed on behalf of Flagship Health II, P.A. the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges in the name of and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Dana Frank, M.D.
                                            ------------------------------------
                                            Dana Frank, M.D.

                                   SCHEDULE I
                                   ----------

                 COUNTIES IN WHICH THE TERMINATING CORPORATION
                 ---------------------------------------------
                            OWNS AN INTEREST IN LAND
                            ------------------------



                                      None